Exhibit 99.1

Brownie’s Marine Group Announces 53.5% Increase in Revenues for Fiscal Year End 2020

Pompano Beach, FL March 31, 2021 (Globe Newswire) - Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced results for the fiscal fourth quarter and twelve months ending December 31, 2020.

Chris Constable, CEO of Brownie’s Marine Group, Inc. stated, “Brownie’s Marine Group had a break-out year in 2020 achieving an Adjusted Net Income profit, in addition to overall revenue increasing 53% year over year. The strong performance can be attributed in part to the team at BLU3, led by Blake Carmichael, who had a fantastic fourth quarter holiday season with a 35% Q4 revenue increase year over year. The BLU3 division continues to grow sales of our BLU3 Nemo product, which has strong momentum in 2021, and we are looking forward to the introduction of the BLU3 Nomad later this year during the third quarter. Additionally, Brownie’s Third Lung division also made a significant leap forward growing Q4 sales by 70% year over year. We have worked to diversify and reduce seasonal impacts to revenue within our Brownie’s Third Lung division and are very pleased with the contribution we are seeing from new geographic areas, such as Australia. We are also proud of our efforts to increase Direct to Consumer sales, which grew 59.9% in 2020, and can be attributed primarily to an increased focus on marketing through our social media channels.”

Chris Constable added, “We have a strong outlook in 2021 for our platform businesses, in addition to a strategic mindset towards several acquisitions which could further accelerate our growth plans. We are excited for the year ahead and look forward to updating shareholders in the near term.”

4th Quarter Fiscal Quarter Highlights

■	Net Revenues increased 26.7% to $0.93 million versus $0.73 million last year;
■	Adjusted Net loss for Q4 2020 was trimmed by 34.3% as compared to the same quarter last year; and
■	At the close of the fourth quarter, cash and cash equivalents totaled $345,200, and the Company had a working capital balance of $439,834.

Fiscal Year ended December 31, 2020 Highlights

■	Net Revenues increased 53.5% to $4.6 million versus $3.0 million last year
■	Revenue from BLU3, launched in Q4, 2019, contributed $1.3 million for the twelve months ended December 31, 2020 or 594.2% of overall growth. The BLU Vent project accounted for 12.6% of consolidated revenues for the twelve-month period.
■	Net Loss through FY 2020 was ($1.35) million versus ($1.42) million through FY 2020
■	Adjusted Net Income for the twelve months ending December 31, 2020 was $57,230 versus ($946,800) in the same period last year.

Select Financial Metrics: Fiscal 4th Quarter and Twelve Months Ended December 31, 2020 Comparisons

(in thousands)	Q420	Q419	Change	FYE20	FYE19	Change
Total Net Revenues	$930.0	$734.1	26.69%	$4,556.0	$2,967.7	53.52%
Legacy SSA Products – Brownies Third Lung	$529.6	$310.8	70.40%	$2,721.8	$2,073.3	31.28%
High Pressure Gas Systems – LW America’s	$137.2	$229.6	-40.24%	$489.6	$700.7	-30.13%
Ultra-Portable Tankless Dive Systems – Blu3	$263.2	$193.7	35.88%	$1,344.6	$193.7	594.17%
Operating Income (loss)	$(693.6)	$(319.9)	116.81%	$(1,333.1)	$(1,283.7)	3.85%
Net Income (loss)	$(697.4)	$(322.0)	116.59%	$(1,351.6)	$(1,421.7)	-4.93%
Adjusted Net Income (loss)	$(314.3)	$(478.4)	-34.31%	$57.2	$(946.8)	NM
NM = not measurable/meaningful

“We are so proud of our team for what they have accomplished in this last year, persevering through disruptions in parts of the supply-chain as well as a challenging backdrop for consumer confidence. We have increased sales significantly, driven by our market-leading products. And, importantly, we have also taken steps to optimize the cost structure of the company, one which will enable the opportunity for stronger profitability going forward,” said Robert M. Carmichael, President and Chairman of the Board. “We are looking to build on this momentum in 2021 and continue to deliver value to our customers, employees and shareholders.”

Non-GAAP Financial Measures

This press release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). We report adjusted net income (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity-based compensation. We believe the presentation of adjusted net income (loss) enhances our investors’ overall understanding of the financial performance of our business.

We believe that investors should have access to the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

The following is an unaudited reconciliation of adjusted net income (loss) to net income (loss) for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(697,419)	$(595,425)	$(1,351,619)	$(1,421,740)
plus:
Stock issued for services	57,758	90,763	308,479	342,890
Stock-based compensation incentive bonus shares issued to CEO and employees	-	-	241,670	-
Stock-based compensation – options	325,395	26,303	858,695	132,064
Adjusted net income (loss)	$(314,266)	$(478,359)	$57,225	$(946,786)

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2020, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com

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